225 North Water Street

Decatur, IL 62523

P: 217.872.6261

August 27, 2026

Via Electronic Mail & US Mail

Dear Fellow First Illinois Corporation Shareholder:

We are pleased to announce that the Board of Directors of First Illinois Corporation (the “Company”) has approved a definitive agreement for the Company to merge with First Financial Corporation (NASDAQ: THFF) (“First Financial”). First Financial is the parent of First Financial Bank N.A., one of the oldest and most respected community banks in the nation. We believe that this merger represents a mutually beneficial combination and we are excited about the potential of the combined company.

Simultaneously with closing, the Company’s wholly owned subsidiary, Hickory Point Bank and Trust, will merge with First Financial Bank. First Financial Bank, headquartered in Terre Haute, Indiana, has over 85 banking centers in Georgia, Illinois, Indiana, Kentucky and Tennessee and approximately $6.1 billion in assets. Both parties executed the merger agreement on August 26, 2026.

The Company approached this decision with a long-term perspective and an eye to the future. As banking continues to evolve, greater scale provides additional capacity to invest in technology, security, talent, products, and client capabilities. We believe this combination offers a strong path forward by bringing together Hickory Point Bank’s relationships, expertise, and Central Illinois presence with First Financial’s broader resources, capabilities, and scale.

Attached you will find a copy of the joint press release describing the merger and summarizing its key financial terms. We believe that the merger will allow us to serve clients even more effectively, while providing our shareholders with attractive consideration in the form of cash and the liquid, publicly traded stock of First Financial.

Additional information will follow shortly, including detailed information about the terms of the transaction and other important information in a proxy statement/prospectus that will be provided to Company shareholders in connection with the shareholder vote required to approve the transaction. We encourage you to review those materials when they become available as they will contain important information about First Financial and the transaction.

In the meantime, if you have any questions, please contact Tony Nestler, President and CEO, Hickory Point Bank and Trust, at (217) 521-0651.

Thank you for your continued support and investment.

Regards,

Douglas J. SchmalzAnthony G. Nestler

ChairmanPresident

Enclosures

Special Shareholder Communication

August 27, 2026

Important Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, First Financial will file materials with the SEC, including a registration statement on Form S-4. The registration statement will include a proxy statement of First Illinois that also constitutes a prospectus of First Financial, which will be sent to the stockholders of First Illinois.  This communication is not a substitute for the proxy statement/prospectus or the registration statement or for any other document that First Financial may file with the SEC and send to First Illinois’ stockholders in connection with the proposed transaction. FIRST ILLINOIS’ STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY FIRST FINANCIAL WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, FIRST ILLINOIS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND OTHER MATTERS.

When filed, the registration statement and other documents relating to the merger filed by First Financial can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing First Financial’s website at https://investor.first-online.bank under the “Investor Relations” section.  Alternatively, these documents, when available, can be obtained free of charge from First Financial upon written request to First Financial Corporation, Attn: Norman D. Lowery, President and CEO, One First Financial Plaza, Terre Haute, Indiana 47807 or by calling 812-238-6185. The contents of the website referenced above are not deemed to be incorporated by reference into the registration statement or the proxy statement/prospectus.

Participants in the Solicitation

First Financial, First Illinois and their respective directors, executive officers, and certain other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from First Illinois’ stockholders in connection with the proposed merger. Information regarding the directors and executive officers of First Financial is included in its definitive proxy statement for its 2026 annual meeting filed with the SEC on March 17, 2026. Information regarding the directors and executive officers of First Illinois and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the registration statement on Form S-4 and other materials when they are filed by First Financial with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the section above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed merger or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Special Shareholder Communication

August 27, 2026

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation and First Illinois Corporation

Sign Merger Agreement

Transaction Strengthens First Financial’s Illinois Franchise Through Addition of Hickory Point Bank and Trust

TERRE HAUTE, IN and DECATUR, IL (August 27, 2026) - First Financial Corporation (NASDAQ: THFF) (“First Financial”), the holding company for First Financial Bank, N.A. (“First Financial Bank”), and First Illinois Corporation (“First Illinois”), the holding company for Hickory Point Bank and Trust (“Hickory Point Bank”), jointly announced today the execution of a definitive agreement under which First Illinois will merge with and into First Financial in a stock/cash transaction valued at approximately $111.3 million based on First Financial’s stock price of $79.07 on August 26, 2026. The transaction will complement First Financial’s existing Illinois franchise by adding Hickory Point Bank’s strong community banking presence in Decatur, Springfield and Champaign. The combined company will have approximately $6.9 billion in total assets, $4.9 billion in total loans and $5.5 billion in total deposits.

Hickory Point Bank is a community bank that operates 8 branches in the central Illinois communities of Decatur, Springfield and Champaign. As of June 30, 2026, Hickory Point Bank had approximately $717 million in total assets, $438 million in total loans and $627 million in total deposits.

"We are pleased to expand our footprint in Illinois through the addition of Hickory Point Bank, an exceptional community banking franchise with strong customer relationships across central Illinois," said Norman D. Lowery, First Financial’s President and Chief Executive Officer. "Hickory Point Bank brings an attractive core deposit franchise and strong balance sheet liquidity that will enhance our funding profile and support continued growth."

Anthony G. Nestler, President of First Illinois and President & CEO of Hickory Point Bank, added, “We are pleased to be joining an organization that shares Hickory Point Bank’s commitment to relationship-focused community banking. This combination will provide our customers and employees with access to additional resources and capabilities while delivering meaningful value to our stockholders.”

Special Shareholder Communication

August 27, 2026

Under the terms of the merger agreement, First Illinois stockholders will be entitled to elect to receive either the per share stock consideration of 0.5727 shares of First Financial common stock for each share of First Illinois common stock outstanding or the per share cash consideration of $44.35, subject to 70% of First Illinois common stock being exchanged for stock and 30% being exchanged for cash. Based on First Financial’s closing stock price of $79.07 on August 26, 2026, the implied per share purchase price is $45.00 with an aggregate transaction value of approximately $111.3 million.

The transaction has been unanimously approved by each company’s board of directors and is expected to close in the fourth quarter of 2026, subject to customary closing conditions, including, but not limited to, receipt of regulatory and First Illinois stockholder approvals.

Directors of First Illinois have entered into voting agreements to vote their shares in favor of the merger and related proposals. For additional information about the proposed merger of First Illinois with and into First Financial, stockholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”).

Advisors

Raymond James & Associates, Inc. served as financial advisor to First Financial and rendered a fairness opinion to the Board of Directors of First Financial. Piper Sandler & Co. served as financial advisor to First Illinois and rendered a fairness opinion to the Board of Directors of First Illinois.

Amundsen Davis, LLC served as legal counsel to First Financial and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to First Illinois.

Investor Presentation Details

An investor presentation regarding the proposed merger will be filed with the SEC and made available at the SEC's website, www.sec.gov, or by accessing First Financial Corporation’s website at https://www.first-online.bank/ under the “Investor Relations” link and then under the heading “SEC Filings.”

About First Financial Corporation

First Financial Corporation (NASDAQ: THFF) is the holding company for First Financial Bank, N.A. First Financial Bank is the fifth oldest national bank in the United States, operating 87 banking centers in Georgia, Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

About First Illinois Corporation

Special Shareholder Communication

August 27, 2026

First Illinois Corporation is the holding company for Hickory Point Bank and Trust. Founded in 1979, Hickory Point Bank serves businesses, institutions, and families throughout central Illinois and beyond, with 8 branch locations in Decatur, Springfield, and Champaign. For more information, visit https://www.hickorypointbank.com/.

Important Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, First Financial will file materials with the SEC, including a registration statement on Form S-4. The registration statement will include a proxy statement of First Illinois that also constitutes a prospectus of First Financial, which will be sent to the stockholders of First Illinois.  This press release is not a substitute for the proxy statement/prospectus or the registration statement or for any other document that First Financial may file with the SEC and send to First Illinois’ stockholders in connection with the proposed transaction. FIRST ILLINOIS’ STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY FIRST FINANCIAL WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, FIRST ILLINOIS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND OTHER MATTERS.

When filed, the registration statement and other documents relating to the merger filed by First Financial can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing First Financial’s website at https://investor.first-online.bank under the “Investor Relations” section.  Alternatively, these documents, when available, can be obtained free of charge from First Financial upon written request to First Financial Corporation, Attn: Norman D. Lowery, President and CEO, One First Financial Plaza, Terre Haute, Indiana 47807 or by calling 812-238-6185. The contents of the website referenced above are not deemed to be incorporated by reference into the registration statement or the proxy statement/prospectus.

Participants in the Solicitation

First Financial, First Illinois and their respective directors, executive officers, and certain other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from First Illinois’ stockholders in connection with the proposed merger. Information regarding the directors and executive officers of First Financial is included in its definitive proxy statement for its 2026 annual meeting filed with the SEC on March

Special Shareholder Communication

August 27, 2026

17, 2026. Information regarding the directors and executive officers of First Illinois and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the registration statement on Form S-4 and other materials when they are filed by First Financial with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the section above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This press release is also not a solicitation of any vote in any jurisdiction pursuant to the proposed merger or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this press release, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the proposed merger between First Financial and First Illinois, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “may,” “will,” “should,” “likely,” “expected,” “estimated,” ‘‘intends,’’ “future,” “plan,” “goal,” “seek,” “project,” or the negative of these terms and other similar expressions may identify forward-looking statements, but are not the exclusive means of identifying such statements. Please refer to First Financial’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties, and factors that could cause actual results to differ from those discussed in the forward-looking statements. First Financial intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. Investors and security holders may obtain free copies of First Financial’s SEC filings without charge at the SEC’s website at https://www.sec.gov or under the “Investor Relations” section of First Financial’s website at https://investor.first-online.bank.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature,

Special Shareholder Communication

August 27, 2026

are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by First Financial with the SEC, risks and uncertainties for First Financial, First Illinois, and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of First Illinois’ operations with those of First Financial and First Financial Bank will be materially delayed or will be more costly or difficult than expected; the inability to close the proposed merger in a timely manner; the inability to complete the proposed merger due to the failure of First Illinois’ stockholders to adopt and approve the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the proposed merger on First Financial’s, First Financial Bank’s, First Illinois’, Hickory Point Bank’s, or the combined company's respective customer and employee relationships, operating results, or market price; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; potential litigation or regulatory action related to the proposed merger; and general competitive, economic, political and market conditions, and fluctuations. All forward-looking statements included in this press release are made as of the date hereof and are based on information available at the time of the press release. Except as required by law, neither First Financial nor First Illinois assumes any obligation to update any forward-looking statement.

Contacts:

First Financial Corporation

Norman D. Lowery, 812-238-6185

President and CEO

First Illinois Corporation

Anthony G. Nestler, 217-872-6281

President